EXHIBIT 21.1

INGRAM MICRO INC.,

a Delaware Corporation,
Global Subsidiaries as of December 30, 2006

Name of Subsidiary		Jurisdiction

1.	AVAD LLC	Delaware
2.	CD Access Inc.	Iowa
3.	IMI Washington Inc.	Delaware
4.	Ingram Funding Inc.	Delaware
5.	Ingram Micro CLBT Inc.	Delaware
6.	Ingram Micro Delaware Inc.	Delaware
7.	Ingram Micro CLBT	Pennsylvania
8.	Ingram Micro L.P.	Tennessee
9.	Ingram Micro Texas L.P.	Texas
10.	Ingram Micro Inc.	Ontario, Canada
11.	Ingram Micro Holdco Inc.	Ontario, Canada
12.	Ingram Micro LP	Ontario, Canada
13.	Ingram Micro Logistics LP	Ontario, Canada
14.	Ingram Micro Japan Inc.	Delaware
15.	Ingram Micro Singapore Inc.	California
16.	Ingram Micro Taiwan Inc.	Delaware
17.	Ingram Micro Texas LLC	Delaware
18.	Ingram Micro Europe Holding LLC	Delaware
19.	Intelligent Express, Inc.	Pennsylvania
20.	RND, Inc.	Colorado
21.	Computek Enterprises (U.S.A.) Inc.	Florida
22.	Ingram Export Company Ltd.	Barbados
23.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico
24.	Ingram Micro Latin America & Caribbean Inc.	Delaware
25.	Ingram Micro Chile, S.A.	Chile
26.	Ingram Micro Peru, S.A.	Peru
27.	Ingram Micro Latin America	Cayman Islands
28.	Ingram Micro Argentina, S.A.	Argentina
29.	Ingram Micro do Brazil Ltda.	Brazil
30.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
31.	Ingram Micro Caribbean	Cayman Islands
32.	Ingram Micro Panama, S. de R.L.	Panama
33.	Ingram Micro Logistics Inc.	Cayman Islands
34.	CIM Ventures Inc.	Cayman Islands
35.	Ingram Micro Mexico, S.A. de C.V.	Mexico
36.	Export Services Inc.	California
37.	Ingram Micro SB Holdings Inc.	Cayman Islands
38.	Ingram Micro SB Inc.	California
39.	Ingram Micro Management Company	USA (California)

Name of Subsidiary		Jurisdiction

40.	Ingram Micro Atlantic Holding Inc.	Cayman Islands
41.	Ingram Micro North Atlantic Holding Inc.	Cayman Islands
42.	Ingram Micro International Inc.	Cayman Islands
43.	Ingram Micro Europe Treasury LLC	USA (Delaware)
44.	Ingram Micro Luxembourg Sarl	Luxembourg
45.	Ingram Micro SAS	France
46.	Ingram Micro GmbH	Switzerland
47.	Ingram Micro Holding GmbH	Germany
48.	Ingram Micro GP GmbH	Germany
49.	Ingram Micro Pan Europe GmbH	Germany
50.	Ingram Micro Games GmbH	Germany
51.	Ingram Micro Distribution GmbH	Germany
52.	Compu-Shack Electronic GmbH & Co KG	Germany
53.	Ingram Micro Europe GmbH	Germany
54.	Ingram Macrotron GmbH	Germany
55.	Macrotron Systems GmbH	Germany
56.	Macrotron Process Technologies GmbH	Germany
57.	Ingram Micro Europe BVBA	Belgium
58.	Ingram Micro BVBA	Belgium
59.	Ingram Micro GmbH	Austria
60.	Vapriva BVBA	Belgium
61.	Handelsmaatschappij voor Computers BVBA	Belgium
62.	Ingram Micro Magyarorszag Kft	Hungary
63.	Ingram Micro Srl	Italy
64.	Ingram Micro BV	Netherlands
65.	Bright Creative Communications BV	Netherlands
66.	Ingram Micro SL	Spain
67.	Ingram Micro Holdings Ltd.	UK
68.	Ingram Micro (UK) Ltd.	UK
69.	Ingram Micro Finance Centre of Excellence Ltd .	UK
70.	Ingram Micro Coordination Center BVBA	Belgium
71.	Ingram Micro Nordic Holding BVBA	Belgium
72.	Ingram Micro ApS	Denmark
73.	Ingram Micro AB	Sweden
74.	Ingram Micro AS	Norway
75.	Ingram Micro Oy	Finland
76.	Ingram Micro (Portugal) Comercio Internacional & Servicos Sociedade Unipessoal LDA	Portugal
77.	Ingram Micro Europe AG	Switzerland
78.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
79.	Ingram Micro New Zealand Holdings	New Zealand
80.	Ingram Micro Asia Holdings Inc.	California
81.	Ingram Micro Asia Ltd.	Singapore
82.	Megawave Pte Ltd.	Singapore

Name of Subsidiary		Jurisdiction

83.	Ingram Micro Singapore (Indo-China) Pte Ltd.	Singapore
84.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
85.	Ingram Micro Semiconductors Asia Pte. Ltd.	Singapore
86.	ERIM Sdn Bhd	Malaysia
87.	Ingram Micro Malaysia Sdn Bhd	Malaysia
88.	Ingram Micro Holding (Thailand) Ltd	Thailand
89.	Ingram Micro India Private Limited	India
90.	Tech Pacific NZ Ltd.	New Zealand
91.	Ingram Micro Hong Kong (Holding) Ltd.	Hong Kong
92.	Chinam Electronics Limited	Hong Kong
93.	Ingram Micro (China) Ltd	Hong Kong
94.	Ingram Micro China Commercial Co. Ltd.	China
95.	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
96.	Ingram Micro (Thailand) Ltd.	Thailand
97.	Ingram Micro (Hong Kong) Ltd.	Hong Kong
98.	Ingram Micro Holdings (Australia) Pty Ltd.	Australia
99.	Ingram Micro Pty Ltd.	Australia
100.	Ingram Micro Australia Pty Ltd.	Australia
101.	Electronic Resources Australia (Qld) Pty Ltd.	Australia
102.	Electronic Resources Australia (Vic) Pty Ltd.	Australia
103.	Techpac Holdings (Australia) Pty Ltd.	Australia
104.	Tech Pacific Holdings Pty Limited	Australia
105.	Tech Pacific Australia Pty Ltd.	Australia
106.	Ingram Micro Lanka (Private) Limited	Sri Lanka
107.	Techpac Holdings Limited	Bermuda
108.	Tech Pacific Holdings Sarl	Luxembourg
109.	Tech Pacific Holdings (NZ) Limited	New Zealand
110.	Ingram Micro (NZ) Limited	New Zealand
111.	Imagineering (NZ) Limited	New Zealand
112.	TP Holdings Limited	Bermuda
113.	Tech Pacific (Thailand) Co., Ltd.	Thailand
114.	Tech Pacific Asia Limited	British Virgin Islands
115.	Tech Pacific (H.K.) Limited	Hong Kong
116.	Tech Pacific Limited	Hong Kong
117.	First Tech Pacific Distributors Sdn Bhd	Malaysia
118.	Tech Pacific Inc.	Philippines
119.	Tech Pacific (Singapore) Ltd.	Singapore
120.	Tech Pacific Logistics Pte Ltd.	Singapore
121.	Tech Pacific Holdings Pte Limited	Singapore
122.	Tech Pacific Mauritius Limited	Mauritius
123.	Techpac Mauritius Limited	Mauritius
124.	Surajami Investment & Trading Co. Ltd.	India
125.	Tech Pacific (India) Ltd.	India
126.	Ingram Micro (India) Exports Pte Ltd.	Singapore

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